Exhibit 10.10

AMENDMENT TO AGREEMENT FOR POST-TERMINATION BENEFITS

Gap Inc. and Sonia Syngal entered into a letter agreement (“Agreement”) executed on September 3, 2013. The Agreement, in the section entitled Termination/Severance, provides eligibility for post-termination benefits in the event of certain terminations that occur prior to February 13, 2015. By this Amendment, the Termination/Severance section of the Agreement is hereby extended to apply to certain terminations, as described in the Agreement, prior to February 13, 2018. Except as provided in this Amendment, the terms of the Agreement shall remain in effect.

EXECUTIVE

/s/ Sonia Syngal____________            Date: May 21, 2014
Sonia Syngal

THE GAP, INC.

/s/ Glenn Murphy_____________        Date: June 4, 2014
By: Glenn Murphy
Chairman and CEO